EXHIBIT 5.1

June 9, 1995

Columbia Laboratories, Inc.
2665 South Bayshore Drive
Miami, Florida 33133

RE:     Columbia Laboratories, Inc.
        Registration Statement on Form S-1

Gentlemen:

     We have acted as counsel to Columbia Laboratories, Inc. (the
"Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 345,000 shares of common stock, par value $.01 per share (the "Common Shares"), of the Company.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Shares have been duly authorized by all requisite corporate action and, when issued as described in the Registration Statement, will be validly issued, fully paid and non-assessable, and no personal liability will attach to the holders of such Common Shares under the laws of the State of Delaware (the state in which the Company is incorporated).

     The opinion herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.



     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to any and all references to our firm in the Prospectus which is a part of said Registration Statement.

Very truly yours,

WEIL, GOTSHAL & MANGES